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EXHIBIT 99.5

OFFER TO EXCHANGE
EACH OUTSTANDING SHARE
OF
AGA MEDICAL HOLDINGS, INC. COMMON STOCK FOR
$20.80 IN CASH OR $20.80 IN FAIR MARKET VALUE
OF ST. JUDE MEDICAL, INC. COMMON STOCK
SUBJECT TO ADJUSTMENT AND PRORATION
PURSUANT TO THE EXCHANGE OFFER
DESCRIBED IN THE PROSPECTUS/OFFER TO EXCHANGE, DATED OCTOBER 20, 2010
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK TIME, ON THE EVENING OF NOVEMBER 17, 2010,
UNLESS THE EXCHANGE OFFER IS EXTENDED.

October 20, 2010

To Our Clients:

        Enclosed for your consideration are the prospectus/offer to exchange, dated October 20, 2010 (as may from time to time be amended, supplemented or finalized, the "prospectus/offer to exchange"), and the related Letter of Election and Transmittal, with respect to the offer by Asteroid Subsidiary Corporation, Inc. ("Asteroid"), a Delaware corporation and an indirect wholly owned subsidiary of St. Jude Medical, Inc. ("St. Jude Medical"), a Minnesota corporation, to acquire all of the outstanding shares of common stock of AGA Medical Holdings, Inc. ("AGA"), par value $0.01 per share ("AGA common stock"), by means of an exchange offer (the "Offer") and a subsequent merger (the "Merger") of Asteroid into AGA. The Offer is being made pursuant to an agreement and plan of merger and reorganization, dated as of October 15, 2010, among St. Jude Medical, Asteroid and AGA (the "Merger Agreement"). Pursuant to the terms of the Offer described in the prospectus/offer to exchange and the Letter of Election and Transmittal, each share of AGA common stock validly tendered and not properly withdrawn shall be exchanged at the election of the holder for either:

  •
  $20.80 in cash, without interest, or

  •
  a fraction of a share or number of shares (the "Exchange Rate") of St. Jude Medical common stock, par value $0.10 per share ("St. Jude Medical common stock"), equal to $20.80 divided by the volume weighted average of the daily closing prices per share of St. Jude Medical common stock on the New York Stock Exchange for the ten trading days ending on and including the second trading day preceding the expiration date of the Offer, as it may be extended (the "Expiration Date"), subject to the terms and conditions described in the prospectus/offer to exchange and the Letter of Election and Transmittal. Holders of AGA common stock may elect cash for some shares and shares of St. Jude Medical common stock for others.

        The aggregate amount of cash and number of shares of St. Jude Medical common stock that a stockholder may receive in the Offer are subject to the following limits:

  •
  the amount of cash payable in the Offer is $20.80 multiplied by 50% of the aggregate number of shares of AGA common stock tendered in the Offer. Thus, except as described herein, 50% of the shares of AGA common stock tendered in the Offer will be exchanged for cash;

  •
  the number of shares of St. Jude Medical common stock issuable in the Offer is the Exchange Rate multiplied by 50% of the aggregate number of shares of AGA common stock tendered in the Offer. Thus, except as described herein, subject to the other limitations described herein, 50% of the shares of AGA common stock tendered in the Offer will be exchanged for shares of St. Jude Medical common stock;

  •
  in no event will the number of shares of St. Jude Medical common stock to be issued in the Offer and the Merger exceed 19.9% of shares of St. Jude Medical common stock outstanding on the date on which shares of AGA common stock are first accepted for payment under the Offer; and

  •
  elections will be subject to proration if tendering holders of shares of AGA common stock, in the aggregate, elect to receive more than the maximum amount of consideration to be paid as cash or shares of St. Jude Medical common stock.

        We are the holder of record (directly or indirectly) of shares of AGA common stock held for your account. A tender of such shares of AGA common stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used by you to tender shares of AGA common stock held by us for your account.

        Accordingly, we request instructions as to whether you wish us to tender any or all of the shares of AGA common stock held by us for your account, upon the terms and subject to the conditions described in the Offer.

        Your attention is invited to the following:

  1.
  The consideration per share of AGA common stock is $20.80 in cash, without interest, or a fraction of a share or number of shares of St. Jude Medical common stock equal to the Exchange Rate, at your election and subject to adjustment and proration, as described in the prospectus/offer to exchange and the Letter of Election and Transmittal.

  2.
  The Offer is being made for all outstanding shares of AGA common stock.

  3.
  The Offer and withdrawal rights will expire at 12:00 midnight (one minute after 11:59 P.M.), New York time, on the evening of November 17, 2010, unless the Offer is extended.

  4.
  The Offer is subject to several conditions, including: (a) St. Jude Medical having received a number of validly tendered shares of AGA common stock that, together with the shares owned by St. Jude Medical or any of its subsidiaries, would represent at least a majority of the outstanding shares of AGA common stock on a fully diluted basis on the date of purchase; (b) all applicable waiting periods under the Hart-Scott-Rodino Act and any non-U.S. antitrust, competition or similar notification or clearance law having expired or terminated; and (c) the shares of St. Jude Medical common stock to be issued in the Offer having been approved for listing on the NYSE and the registration statement of which the prospectus/offer to exchange is a part having been declared effective by the SEC and not be the subject of any stop order or proceedings seeking a stop order. The Offer is also subject to the other conditions described in the prospectus/offer to exchange in the section entitled "The Merger Agreement—Conditions to the Offer," which you should review in detail.

  5.
  The AGA board of directors unanimously: (a) determined that the terms of the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of AGA and its stockholders; (b) approved and adopted the Merger Agreement and approved the transactions contemplated thereby, including the Offer and the Merger, (c) declared that the Merger Agreement is advisable, and (d) approved the recommendation that AGA stockholders accept the Offer, exchange their shares of AGA common stock pursuant to the Offer and, if required by applicable law, vote their shares of AGA common stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger.

  6.
  Stockholders who fail to complete and sign the Substitute Form W-9, or such other IRS form as may be required, may be subject to a required federal backup withholding tax of up to 31% of any cash payable to such stockholder or other payee pursuant to the Offer.

        Except as disclosed in the prospectus/offer to exchange, neither St. Jude Medical nor Asteroid is aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.

        If you wish to have us tender any or all of your shares of AGA common stock, please so instruct us by completing, executing and returning to us the instruction form included as part of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of AGA common stock, all such shares of AGA common stock will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer. Any shares of AGA common stock tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date, by strictly complying with the procedures described in the section of the prospectus/offer to exchange entitled "The Transaction—Withdrawal Rights" and the Letter of Election and Transmittal.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO EXCHANGE
EACH OUTSTANDING SHARE
OF
AGA MEDICAL HOLDINGS, INC. COMMON STOCK
FOR
$20.80 IN CASH OR $20.80 IN FAIR MARKET VALUE OF
ST. JUDE MEDICAL, INC. COMMON STOCK
SUBJECT TO ADJUSTMENT AND PRORATION

        The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange dated October 20, 2010 (as may from to time be amended, supplemented or finalized, the "prospectus/offer to exchange") and the related Letter of Election and Transmittal, with respect to the offer by Asteroid Subsidiary Corporation ("Asteroid"), a Delaware corporation and an indirect wholly owned subsidiary of St. Jude Medical Inc., a Minnesota corporation ("St. Jude Medical"), to acquire all of the outstanding shares of common stock of AGA Medical Holdings, Inc. ("AGA"), par value $0.01 per share ("AGA common stock"), by means of an exchange offer (the "Offer") and a subsequent merger of Asteroid into AGA. The Offer is being made pursuant to an agreement and plan of merger and reorganization, dated as of October 15, 2010, among St. Jude Medical, Asteroid and AGA. Pursuant to the terms of the Offer described in the prospectus/offer to exchange and the Letter of Election and Transmittal, each share of AGA common stock validly tendered and not properly withdrawn shall be exchanged at the election of the holder for either:

  •
  $20.80 in cash, without interest, or

  •
  a fraction of a share or number of shares (the "Exchange Rate") of St. Jude Medical common stock, par value $0.10 per share ("St. Jude Medical common stock"), equal to $20.80 divided by the average trading price of St. Jude Medical common stock on the New York Stock Exchange for the ten trading days ending on and including the second trading day preceding the expiration date of the Offer, as it may be extended (the "Expiration Date"), subject to the terms and conditions, including adjustment and proration, described in the prospectus/offer to exchange and the Letter of Election and Transmittal.

        This will instruct you to tender the number of shares of AGA common stock indicated below (or if no number is indicated below, all shares of AGA common stock) held by you for the account of the undersigned, upon the terms and subject to the conditions described in the Offer.

        Account Number:

        Number of shares of AGA common stock to be Tendered:                        Shares*

        The undersigned agrees and acknowledges that you are authorized to tender the number of shares of AGA common stock indicated above (or if no number is indicated above, all shares of AGA common stock) held by you for the account of the undersigned, pursuant to the election below and upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and the related Letter of Election and Transmittal. The undersigned acknowledges that failure to properly make an election will result in the undersigned being deemed to have tendered with no election. See "The Merger Agreement" in the prospectus/offer to exchange.

        ☐    Check here to elect to receive cash for all shares of AGA common stock tendered, subject to adjustment and proration as described in the prospectus/offer to exchange and the Letter of Election and Transmittal.

        ☐    Check here to elect to receive shares of St. Jude Medical common stock, par value $0.10 per share for all shares of AGA common stock tendered, subject to adjustment and proration and the payment of cash proceeds from the sale of a fractional share, as described in the prospectus/offer to exchange and the Letter of Election and Transmittal.

        ☐    Check here to elect to receive a combination of cash and shares of common stock of St. Jude Medical, Inc. for all shares of AGA common stock tendered, subject to adjustment and proration and the payment of net cash proceeds from the sale of a fractional share. Specify the number of shares of AGA common stock tendered to receive cash and the number tendered to receive shares.

        Number of shares of AGA common stock to be tendered to receive:

    Cash:
    St. Jude Medical Common Stock:

        If the undersigned fails to properly make a tender offer election, the undersigned will be deemed to have tendered his, her or its AGA Shares with no election. See "The Transaction—Procedure for Tendering" in the prospectus/offer to exchange.

        Dated:                        , 2010

SIGNATURE(S)

PRINT NAME(S)

ADDRESS(ES)

AREA CODE AND TELEPHONE NUMBER

TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

        Please return this form to the brokerage firm maintaining your account.

        *Unless otherwise indicated, it will be assumed that all shares of AGA common stock held by us for your account are to be tendered.

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  October 20, 2010